Exhibit 99.1

1 Third Quarter 2016 Financial Results November 2, 2016 Ticker: CF

Table of contents Safe Harbor Statement/Notes Regarding Non-GAAP Measures 3-4 Overview of Financial Results 5-7 Capacity Expansion Project Review 8-14 Capital Structure and Allocation 15-20 CF Well Positioned For Industry Recovery 21-26 Appendix 27-36 2

Safe Harbor Statement 3 All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the agricultural sector; the global commodity nature of the Company’s fertilizer products, the impact of global supply and demand on the Company’s selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness; risks associated with the Company’s incurrence of additional indebtedness; the Company’s ability to complete an issuance of new long-term debt on terms acceptable to it or at all; the Company’s ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with cyber security; weather conditions; the Company’s ability to complete its production capacity expansion projects on schedule as planned, on budget or at all; risks associated with the Company’s ability to utilize its tax net operating losses and other tax assets, including the risk that the use of such tax benefits is limited by an “ownership change” (as defined under the Internal Revenue Code and related Internal Revenue Service pronouncements); risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; the Company’s reliance on a limited number of key facilities; risks associated with the operation or management of the strategic venture with CHS Inc. (the “CHS Strategic Venture”); risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company’s other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual report on Form 10-K, which is available in the Investor Relations section of the Company’s web site. Forward-looking statements are given only as of the date of this communication and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note Regarding Non-GAAP Financial Measures 4 The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, adjusted net earnings, and adjusted net earnings per diluted share, which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, adjusted net earnings, and adjusted net earnings per diluted share included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, adjusted net earnings, and adjusted net earnings per diluted share to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Adjusted net earnings is defined as net earnings attributable to common stockholders adjusted with the impacts of the selected items included in net earnings as summarized in the tables accompanying this presentation. The company has presented adjusted net earnings and adjusted net earnings per diluted share because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance.

Third Quarter Results Overview of Financial Results

Third Quarter and Year-to-Date 2016 Results

Financial Overview

- Q3 net loss of $30 million, or ($0.13) per diluted share. Q3 adjusted net earnings of +$30 million, or +$0.13 per diluted share
- Year to date net earnings of $43 million, or $0.19 per diluted share. Year to date adjusted net earnings of $199 million, or $0.85 per diluted share
- Q3 adjusted EBITDA of $83 million and year-to-date adjusted EBITDA[2] of $725 million
- Bonus depreciation on expansion projects driving estimated tax refund of ~$800 million in 2017
- Due to the uncertain duration of the current low-price environment, the company is taking steps to maintain a strong liquidity position and improve the resilience of its capital structure

Commercial Environment

- CF's realized price for urea, UAN and ammonia have all fallen by ~35% year-on-year, driven by new global capacity additions in 2016, and continued compression in global energy prices
- Typically slow third quarter shipments were exacerbated by delayed fertilizer purchases in North America
- Since the end of the quarter, sales volumes and product prices have improved, as customers prepare for spring

Operations

- New Donaldsonville ammonia plant was started-up in September 2016 and now running at nameplate capacity, marking the completion of capacity expansions at Donaldsonville
- Steam and gas introduced to the new ammonia plant at Port Neal
  - Ammonia and urea production expected to begin soon
- Vessel shipments of more than 1 million short tons of UAN through the first nine months of 2016

(1) See slide 28 for reconciliation of adjusted net earnings and adjusted net earnings per diluted share.
(2) See slide 29 for reconciliation of EBITDA and adjusted EBITDA.

CF

6

7 Financial Results- Third Quarter 2016 Depreciation and amortization related to property, plant and equipment was $139 million and $425 million for the three and nine months ended September 30, 2016, respectively, and $117 million and $317 million for the three and nine months ended September 30, 2015, respectively. See slide 28 for reconciliation of adjusted net earnings and adjusted net earnings per diluted share. See slide 29 for reconciliation of EBITDA and adjusted EBITDA. Includes the cost of natural gas that is included in cost of sales during the period. Includes realized (gains) and losses on natural gas derivatives settled during the period. Excludes unrealized net mark-to-market (gains) and losses on natural gas derivatives. In millions, except percentages, per MMBtu and EPS 2016 Q3 2016 Q3 2015 Q3 2015 Q3 2016 YTD 2016 YTD 2015 YTD 2015 YTD Net sales $ 680 $ 928 $ 2,818 $ 3,193 Gross margin(1) 2 165 746 1,267 - As percent of net sales 0.3% 17.8% 26.5% 39.7 % Net (loss) earnings attributable to common stockholders (30) 90 43 673 Adjusted net earnings(2) 30 127 199 728 Net (loss) earnings per diluted share (0.13) 0.39 0.19 2.84 Adjusted net earnings per diluted share(2) 0.13 0.54 0.85 3.07 EBITDA(3) $ (6) $ 256 $ 530 $ 1,412 Adjusted EBITDA(3) $ 83 $ 352 $ 725 $ 1,530 Diluted average shares outstanding 233.1 234.0 233.5 236.9 Natural Gas (per MMBtu): Natural gas costs in cost of sales(4) $ 2.70 $ 3.00 $ 2.41 $ 3.07 Realized derivatives loss(5) $ 0.17 $ 0.05 $ 0.60 $ 0.23 Cost of natural gas in cost of sales $ 2.87 $ 3.05 $ 3.01 $ 3.30 Unrealized net mark-to-market loss (gain) on natural gas derivatives $ 21 $ 126 $ (169) $ 79

Placeholder for Divider Title Capacity Expansion Project Review

Donaldsonville's new urea, UAN and ammonia plants are now complete



1.4Mtpa Urea Plant

- First new world-scale urea plant to be commissioned in North America since 1998
- Producing at 110-115% of nameplate capacity



1.8Mtpa UAN Plant

- Largest operating single train UAN plant in the world
- Producing at ~120% of nameplate capacity



1.3Mtpa Ammonia Plant

- One of four ammonia plants to share distinction of having largest nameplate capacity in the world
- Plant has been on line less than a month and is already operating at nameplate capacity with additional rate increases expected in coming weeks

Launch: Q4 2012 → Q4 2015 → Q1 2016 → Q2 2016 → Q3 2016 → Q4 2016

CF

9

10 10 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Launch: Q4 2012 1.4Mtpa Urea Plant Mechanically complete Granulation unit successfully tested in September 2016 Being started up in parallel with the ammonia plant 900ktpa Ammonia Plant Mechanically complete Steam and gas introduced to the plant Ammonia production is expected soon Port Neal ammonia and urea plants will be online soon

11 Through the CHS strategic venture, CF has effectively retained more than 60% of expansion production for ~45% of the capital costs Comparison of expansion project production and sales ‘000 product tons per year Expansion projects overall Total expansion project capital cost: $5.2B Total expansion project output(1): ~4M product tons per annum, ~1.9M nutrient tons per annum Total capacity unit cost(1): $1,300 per product ton, $2,750 per nutrient ton CHS strategic venture CHS equity investment: $2.8B Share of output: ~1.7M product tons pa, ~0.7M nutrient tons pa CHS capacity unit cost: $1,650 per product ton, $4,000 per nutrient ton CF share of expansion projects Net CF capital cost: $2.4B Net share of output(1): ~2.3M product tons pa, ~1.2M nutrient tons pa Net CF capacity unit cost(1): $1,050 per product ton, $2,000 per nutrient ton Expansion Project Sales CHS Venture UAN CHS Venture Urea Mosaic ammonia contract Retained Production at nameplate Retained Production above nameplate Expansion Project Capacity Donaldsonville Expansion at nameplate Port Neal Expansion at nameplate Additional Production above nameplate (1) Assumes production rates of 110% of nameplate capacity

CHS ND Yara Canada IFFCO Canada Agrium Midwest Northern Plains ND Ohio Valley IN Magnida ID FNA Canada Agrifos/Borealis TX MFC IN Cronus IL Eurochem LA Agrigen LA Agrium AK Dyno Nobel LA BASF/Yara TX CF IA CF LA OCI IA Possible Import Reduction Remaining Import Demand 0 4,000 8,000 12,000 16,000 Announced Projects Cancelled/ Delayed No Construction Industrial Ammonia Plants Nitrogen Fertilizer Plants 2015 Imports (Actual) Koch/Invista TX 12 12 (1) Includes proposed new plants designed to produce at least 75K ammonia tons per year Source: CF, Industry Publications, STATSCAN, USDOC Since CF announced the Port Neal and Donaldsonville projects, no other new North American fertilizer plants have begun construction 25 Projects Announced (15.1M N Tons)1 6 Projects 12 Projects 4 Projects 3 Projects 2 Others LSB, AR 2015 Imports 11.6M N Tons 7.4M Nutrient tons of remaining imports is the equivalent of ~12 world-scale nitrogen plants Simplot, WY OCI Wever announced September 2012; 2 months before CF’s projects Mosaic LA North American nitrogen plant announcements by category ‘000 nutrient tons per annum

13 Large North American fertilizer projects have significantly exceeded initial cost estimates North American Fertilizer Project Capital Increases Actual Observable Spend vs. Initial Announced Cost Nitrogen Potash Completed capital spend $B Months behind original schedule 4.1 Not Complete 0.7 Not Complete 5.2 0-5 2.2 36 0.3 6 2.3 0 0.5 5-7 2.8 Not Complete/ at least 15 Note: Waggaman, LA NH3 plant excluded due to LSTK nature of contract. However EPC contractor has announced losses on contract, exact losses are not observable. Note: contains projects completed or underway since 2013 that have announced actual spend or current budgets >$250M; includes costs where construction companies have reported losses and loss reserves for fixed cost projects. Excludes projects where costs are not reasonably observable or estimable: Koch – Enid, OK; Dakota Gasification – Beulah, ND; Austin Powder – Greenville, TN; Mosaic – Esterhazy, SK. Sources and assumptions: See appendix slide 35 Simple average observable project cost increase: 56% Cost per product ton ($K) 1.9 1.1 1.0 1.0 NM 2.3 1.3 1.6 1.7 Net CF CHS 0% 20% 40% 60% 80% 100% 120% K&S Legacy, SK Agrium Borger, TX CF Expansions PCS New Brunswick Agrium Vanscoy, SK PCS Geismar, LA - Restart LSB NH3 El Dorado, AR OCI Wever, IA

14 Projected returns of capacity expansion projects remain above cost of capital (1) After CHS strategic venture, CF cost ~$2.4B for ~2.3 million product tons per year (2) Other Adjustment include actual sales tax and other incentives received vs. projected, non-gas operating cost refinement, tax rate refinement, Mosaic supply agreement and Mosaic like kind exchange tax reduction on sale of phosphate business Capacity Expansion Projects Return Adjustments since 2012 Returns remain above cost of capital Lowered vs. initial estimate due to higher capex, delayed startup and lower near-term fertilizer prices Offset by greater-than-nameplate capacity demonstrated, lower gas prices and bonus depreciation Projects have enabled strategic opportunities that have created value for CF such as CHS and Mosaic transactions Range of third party consultant price forecasts CF weighted average cost of capital (1) (2) 0% 5% 10% 15% 20% 2012 Approval Approval Adjusted for CHS Actual Cost & Time Current Gas Strip Current Selling Prices Capacity above nameplate Other Adj. Estimated Project IRR

15 Capital Allocation and Structure

16 CF’s capital allocation philosophy Commitment to investment grade over the long term Growth investments within our strategic fairway, where returns exceed the cost of capital Consistently return excess cash to shareholders: historical bias toward share repurchases Disciplined stewards of shareholder value: when expected returns were significantly reduced, CF terminated the proposed OCI combination Philosophy remains unchanged Near-term priority: focus on liquidity $1.55 billion in cash on the balance sheet $750 million undrawn revolver ~$800 million cash tax refund expected in 2017 With capacity expansion complete, capex returns to $400-$450 million annually; continuing focus on safe, reliable, and compliant operations Long-term goals Debt capital structure modification: consistent with current business and operating environment Target gross debt: ~$4 billion Natural de-levering opportunities: $800 million bond due 2018 and $800 million bond due 2020

17 CF’s capital structure was modified for the proposed OCI combination, and then again for standalone CF in current conditions Gross Debt: $4.6 billion with investment grade covenant structure $1 billion revolver, upsized to $1.5 billion in March 2015 Pre-OCI Announcement 2014 – July 2015 Proposed CF / OCI Combination August 2015 – May 2016 CF Standalone June 2016 onwards Needed to re-finance ~$1 billion of legacy OCI debt at transaction close Combined CF and OCI was to have 3 additional operating plants at close CF issued $1 billion of private placement notes with long-dated maturities (7, 10, 12 years) Registered/144A debt market closed to CF due to lack of audited financials for in-scope OCI businesses A term loan would have resulted in ~$4 billion of maturities within the first few years of the combination and, therefore, was rejected Resulting gross debt: $5.6 billion On announcement of OCI transaction, upsized revolver from $1.5 billion to $2 billion CF is intending to re-finance with: with the issuance of new long-term secured debt, borrowings under the company’s revolving credit facility, cash on hand or a combination of any of the foregoing. Long-term target debt level of ~$4 billion Securitized $750 million revolver reflects standalone business New capital structure allows CF to maintain existing dividend

18 CF’s share repurchase approach changed in 2013 Source: Capital IQ Capped repurchase program; share price range-bound Consistent and timely return of capital to shareholders as available CF Stock price and share repurchase program, 2011 to date Y-axis: stock price, X-axis: time, including duration of buy-back programs $5.4 billion of repurchases at an average price of $41 per share $0 $10 $20 $30 $40 $50 $60 $70 2011 2012 2013 2014 2015 2016 $1.0B $1.1B $1.9B $900M $0.5B

19 Total capital returned to shareholders since 2012 is more than 2x net investment in the business Major Portfolio Actions Return of Excess Capital Action Year Business Growth / (Shrink) Expansion of Port Neal and Donaldsonville 2012 to 2016 5.2 Sale of equity interest in CF Industries Nitrogen, LLC to CHS 2015 (2.8) Sale of Phosphate to Mosaic (pre-tax) 2013 (1.4) Acquisition of Remaining 34% Interest in Medicine Hat 2012 0.9 Acquisition of Remaining 50% Interest in GrowHow 2015 0.6 Net major portfolio investment $2.5 Action Year Cash Returned Share Repurchases 2012 to Present 4.4 Dividends 2012 to Present 0.9 Total capital returned $5.3 All actions >$100M. Shown in $B, unless otherwise noted

20 Excludes 34% of Canadian Fertilizers Limited (CFL) that was owned by Viterra. CFL operations were treated as a consolidated variable interest entity in CF Industries Holdings, Inc. financial statements. Acquisition of all outstanding interests in CFL that closed on April 30, 2013 and ammonia debottleneck projects that were completed from January 2011 through December 2013. Acquisition of remaining 50% interest in CF Fertilisers UK from Yara. October 31, 2016 run rate includes completed ammonia, urea, and UAN capacity expansion projects at Donaldsonville, LA. Production capacity and nitrogen capacity per 1,000 shares adjusted to account for the product tons dedicated to the CHS strategic venture. Ammonia and urea expansions at Port Neal, IA with anticipated completion of both projects in Q4 2016. As of September 30, 2016, the company had 233 million shares outstanding. On June 17, 2015, CF Industries common stock split 5-for-1. All share and per-share data have been adjusted to reflect the stock split. 2.6 6.2 6.7 7.4(5) 8.1(5)(6) Production Capacity (nutrient tons in millions) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding CF Industries’ Nitrogen Volumes and Shares Outstanding Shares Outstanding(7) (in millions) Increasing shareholders participation in the business by continuing to increase nutrient tons per share 11 17 24 32 (5) 35 (5) (6) 0 50 100 150 200 250 300 350 400 0 5 10 15 20 25 30 35 40 2010 Pre-Terra Acquisition (1) 2010 Post-Terra Acquisition Executed Growth (2) (as of 12/31/13) CF Fertilisers UK (3) Completed D'Ville Expansion (as of 10/31/16) (4) Completed Port Neal Capacity Expansion (in Q4 2016) (6) Share Count

21 CF Well Positioned for Industry Recovery

22 CF is well-positioned for sector recovery Nitrogen demand has grown at 2.2% per year for the last 15 years Population and protein consumption growth Industrial demand Only “non-discretionary” nutrient Although the nitrogen market is currently oversupplied, demand growth is expected to outpace new supply post-2017, tightening the supply/demand balance Just to keep up with a 2% demand growth requires 4-5 world scale plants per year, requiring ~$10B in capex each year Industry backdrop CF specific factors Pure play nitrogen manufacturing company, focused in North America Largest asset base and distribution in North America Even after all in-flight capacity additions come on line, North America is expected to import ~30 percent of total nitrogen requirements “In-market” premium is expected continue North America has significant natural gas cost advantage vs. other global producers CF has among the lowest delivered cost in North America Modifications to debt capital structure allows CF to maintain existing dividend

23 The global cost curve has been an effective guide to global nitrogen floor prices Note: Initial cost curve published by CF for the year referenced 2013 Cost Curve: June 11, 2013 Investor Day Presentation; 2014 Cost Curve: February 19, 2014 Q4 Earnings Presentation; 2015 Cost Curve: May 6, 2015 Q1 Earnings Presentation; 2016 Cost Curve: February 17, 2016 Q4 Earnings Presentation; Investor Presentation Summer/Fall 2016 – 8/8/2016 Feb 2016 Curve Aug 2016 Curve Preceding CF cost curve forecast price range Subsequent US Gulf Urea annual average price Temporary supply / demand dislocation can cause prices to deviate from projected cost curve $/ton Comparison of CF Cost Curve forecast price range and subsequent annual average US Gulf urea price Unpublished cost curves Published cost curves $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 2010 2011 2012 2013 2014 2015 2016 YTD

Assuming a 2% growth in demand, the 2017 forecast price range is ~$210-230 per ton at the US Gulf 2017 Monthly Delivered U.S. Gulf Urea Cost Curve(1) Y-axis: USD/short ton, X-axis: Monthly Production Capacity at 95% Operating Rate, million short tons (1) Assumptions on exchange rates, coal, gas, and oil prices included on slide 36 24 20 0 5 10 15 Appx. 2017 Price Range Energy (N.G.) Other Cash Freight/Load Energy (Coal) Shipments: 16.8 MM ST Avg Appx. Monthly Range 0 100 200 300 $400 North America Latin America MENA Other FSU Russia South Asia Western Europe China - Advanced Inland Low Indonesia Eastern Europe India China - Advanced Coastal Ukraine Southeast Asia China - Advanced Inland High China - Anthracite Low China - Natural Gas Low Lithuania China - Anthracite High China - Natural Gas High Energy (N.G.) Other Cash Freight/Load Energy (Coal)

CF has outperformed competitors in a strengthening market 25 Note: assumes dividends reinvested pre-tax Source: Capital IQ as of 10/31/16 Overall Strengthening Price Environment Declining Price Environment Jan 2010 - Today Jan 10 – Jun 15 Jul 15 – Today CF 45% 272% (62%) Agrium 68% 84% (9%) Mosaic (57%) (19%) (47%) Potash (47%) (7%) (42%) Yara (6%) 31% (29%) Total Shareholder Returns [in USD] (Jan 1, 2010 – Oct 31, 2016) Relative TSR by Time Period Jan 1, 2010 – Oct 31, 2016 Strengthening Price Environment CF AGU MOS POT YAR Declining Price Environment -100% -50% 0% 50% 100% 150% 200% 250% 300% 350% Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16

26 Source: CF Industries Note: Assumes that a $25 per ton change in urea price is equivalent to a $17.39 per ton change in UAN price, $18.47 per ton change in AN price and a $44.57 per ton change in ammonia price, including products sold by CF Fertilisers UK. Products sold under the CHS supply agreement also are excluded from the price sensitivity calculation, reflecting the terms of CHS’ minority equity ownership interest. Nitrogen price sensitivity is applied only to major products (ammonia, urea, UAN, and AN). The table was created by using 2015 adjusted EBITDA(1) of $1.98 billion and gas consumption, accounting for: Increases in production capacity from the expansion projects at Donaldsonville and Port Neal; Increases in production from the CF Fertilisers UK assets; the effects of the CF Fertilisers UK acquisition and CHS minority equity investment; and the effects of the long-term Orica and Mosaic contracts. Natural gas sensitivity is based on 2015 gas consumption of approximately 260 million MMBtus. Additional gas consumption from the capacity expansions has been added while gas consumption associated with the long-term contracts with Orica and Mosaic has been excluded because these contracts are priced on a gas-plus basis. In addition, gas consumption reflecting CHS’ minority equity ownership interest has also been excluded. See slide 30 for 2015 EBITDA reconciliation. Assumes CF’s 2015 North American basis differential to Henry Hub of ($0.13)/MMBtu. 26 CF is well positioned for expected pricing recovery $25/ton urea equivalent movement implies ~$350M change in EBITDA on an annual basis Table illustrates the resiliency of CF Industries’ business model across a broad range of industry conditions CF Realized North American Natural Gas Cost ($/MMBtu)(2) CF Realized Urea Equivalent Price ($/ton) $ billions $2.50 $2.75 $3.00 $3.25 $3.50 $200 $0.7 $0.6 $0.5 $0.5 $0.4 $225 $1.0 $1.0 $0.9 $0.8 $0.8 $250 $1.4 $1.3 $1.2 $1.2 $1.1 $275 $1.7 $1.6 $1.6 $1.5 $1.4 $300 $2.1 $2.0 $1.9 $1.9 $1.8 $325 $2.4 $2.3 $2.3 $2.2 $2.1 $350 $2.8 $2.7 $2.6 $2.5 $2.5 $375 $3.1 $3.0 $3.0 $2.9 $2.8 $400 $3.4 $3.4 $3.3 $3.2 $3.1 EBITDA Sensitivity to Natural Gas and Urea Prices

Appendix

Non-GAAP: Reconciliation of Net Earnings and Net Earnings Per Diluted Share (EPS) to Adjusted Net Earnings and Adjusted EPS

	Three months ended September 30,				Nine months ended September 30,			
	2016		2015		2016		2015	
	Amount	*EPS Impact*	Amount	*EPS Impact*	Amount	*EPS Impact*	Amount	*EPS Impact*
Net (loss) earnings/EPS attributable to common stockholders	$ (30)	*$(0.13)*	$ 90	*$0.39*	$ 43	*$0.19*	$ 673	*$2.84*
Memo: Selected items included above								
Unrealized mark-to-market (gain) loss on natural gas derivatives	$ 21	*$0.09*	$ 126	*$0.54*	$ (169)	*$(0.73)*	$ 79	*$0.33*
Unrealized loss on embedded derivative[1]	22	*0.09*	—	—	22	*0.09*	—	—
Transaction costs[2]	—	—	37	*0.16*	179	*0.77*	37	*0.16*
Expansion project expenses	24	*0.10*	15	*0.06*	59	*0.25*	36	*0.15*
Start-up costs Donaldsonville ammonia	18	*0.08*	—	—	18	*0.08*	—	—
(Gain) loss on foreign currency derivatives	(1)	—	—	—	(2)	*(0.01)*	19	*0.08*
Loss (gain) on foreign currency transactions[3]	3	*0.01*	12	*0.05*	86	*0.37*	(2)	*(0.01)*
Financing costs related to bridge loan commitment fee	—	—	6	*0.03*	28	*0.12*	6	*0.02*
Revolver amendment fees[4]	2	*0.01*	—	—	2	*0.01*	—	—
Private Senior Notes amendment fees	2	*0.01*	—	—	2	*0.01*	—	—
Gain on remeasurement of CF Fertilisers UK investment	—	—	(94)	*(0.40)*	—	—	(94)	*(0.40)*
Loss on sale of equity method investments	—	—	—	—	—	—	43	*0.18*
Income tax adjustments[5]	(31)	*(0.13)*	(65)	*(0.29)*	(69)	*(0.30)*	(69)	*(0.28)*
Total adjustments	$ 60	*$0.26*	$ 37	*$0.15*	$ 156	*$0.66*	$ 55	*$0.23*
Adjusted net earnings/ adjusted EPS attributable to common stockholders	$ 30	*$0.13*	$ 127	*$0.54*	$ 199	*$0.85*	$ 728	*$3.07*

(1) *Represents the unrealized mark-to-market loss in the third quarter of 2016 on the embedded derivative included within the terms of the company's strategic venture with CHS.*

(2) *Transaction costs primarily relate to various consulting and legal services associated with executing the strategic agreements pertaining to our proposed combination with the ENA Business of OCI and our strategic venture with CHS. Transaction costs include the $150 million termination fee paid by CF Holdings to OCI as a result of the termination of the combination agreement.*

(3) *Loss (gain) on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested.*

(4) *Not included in the calculation of EBITDA.*

(5) *Represents the adjustment to the GAAP basis tax provision reflecting the tax impact of the other non-GAAP adjustments. The income tax adjustments for the three and nine months ended September 30, 2016 also include the tax impact of certain transaction costs that were capitalized in prior tax periods and that are now deductible as a result of the termination of the combination agreement with OCI.*

CF

28

Non-GAAP: Reconciliation of Net Earnings to EBITDA and Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,	
	2016	2015	2016	2015
	(in millions)			
Net (loss) earnings attributable to common stockholders	$ (30)	$ 90	$ 43	$ 673
Interest expense (income) – net	29	30	126	92
Income taxes[(1)]	(131)	20	(21)	322
Depreciation and amortization	148	129	475	348
Less: Other adjustments	(22)	(13)	(93)	(23)
EBITDA[(2)]	$ (6)	$ 256	$ 530	$ 1,412
Memo: Selected items included in EBITDA				
Unrealized mark-to-market loss (gain) on natural gas derivatives	$ 21	$ 126	$ (169)	$ 79
Unrealized loss on embedded derivative[(3)]	22	—	22	—
Transaction costs[(4)]	—	37	179	37
Expansion project expenses	24	15	59	36
Start-up costs Donaldsonville ammonia	18	—	18	—
(Gain) loss on foreign currency derivatives	(1)	—	(2)	19
Gain on re-measurement of CF Fertilisers UK investment	—	(94)	—	(94)
Loss (gain) on foreign currency transactions[(4)]	3	12	86	(2)
Private senior Notes amendment fees	2	—	2	—
Loss on sale of equity method investments	—	—	—	43
Total adjustments	$ 89	$ 96	$ 195	$ 118
Adjusted EBITDA[(2)]	$ 83	$ 352	$ 725	$ 1,530

(1) Includes the tax benefit of $11 million on loss on sale of non-operating equity investment for the nine months ended September 30, 2015.

(2) EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in non-controlling interest. We have presented EBITDA and adjusted EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

(3) Represents the unrealized mark-to-market loss in the third quarter of 2016 on the embedded derivative included within the terms of the company's strategic venture with CHS.

(4) Transaction costs include the $150 million termination fee paid by CF Holdings to OCI in the second quarter of 2016 as a result of the termination of the combination agreement with OCI and costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS.

(5) Loss (gain) on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested.

29

30 Non-GAAP: Reconciliation of Net Earnings to EBITDA and Adjusted EBITDA Twelve months ended December 31, 2015 2015 (in millions) Net earnings attributable to common stockholders $ 700 Interest expense (income) – net 131 Income taxes(1) 385 Depreciation and amortization 480 Less: Other adjustments(2) (30) EBITDA(2) 1,666 Memo: Selected items included above Unrealized mark-to-market loss on natural gas derivatives 176 Transaction costs(3) 57 Expansion project expenses 51 Losses on foreign currency derivatives 22 Gain on foreign currency transactions(4) (8) Loss on sale of equity method investments 43 Gain on re-measurement of CF Fertilisers UK investment (94) Impairment of equity method investment in PLNL 62 Total adjustments $ 309 Adjusted EBITDA(2) $ 1,975 For the twelve months ended December 31, 2015, income taxes includes a tax benefit of $11 million on the loss on sale of a non-operating equity method investment, which is included in equity in earnings of non-operating affiliates—net of taxes on our consolidated statement of operations. EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in non-controlling interest. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA. Transaction costs relate to various consulting and legal services associated with executing the strategic agreements pertaining to our proposed combination with the ENA Business of OCI and our strategic venture with CHS. Gain on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested.

Leading North American footprint


Rycroft
Vanscoy
Medicine Hat
Brandon
Ritzville
Velva
Grand Forks
Glenwood
Pine Bend
Spencer
Port Neal
Albany
Muskegon
Courtright
Billingham
Ince
Blair
Garner
Fremont
Hastings
Aurora
Seneca
Huntington
East Liverpool
Frankfort
Kingston
Peru
Bigelow
Palmyra
Terre Haute
Cowden
Cincinnati
Evansville
Chesapeake
St. Louis
Mount Vernon
Verdigris
Woodward
Wilmington
Yazoo City
New Orleans
Braithwaite
Donaldsonville
2015 Nitrogen Demand
('000 Nitrogen Tons)
0 - 249
250 - 499
500 - 999
1,000 - 1,499
1,500+
Location Key
CF Plants
Ammonia terminal (owned & leased)
UAN terminal (leased / transload)
Ammonia / UAN terminal (owned & leased)
Magellan Pipeline
NuStar Pipeline

- In 2017, CF will convert ~1 BCF of natural gas daily and account for ~1% of North American gas consumption
  - Largest North American industrial purchaser of natural gas
- Largest North American nitrogen distribution network
  - Rail: over 5 million product tons carried by a 5,500 rail car fleet
  - Water: over 4 million product tons with a fleet of 32 liquid barges
  - Pipeline: ~1 million tons via the NuStar and Magellan ammonia pipelines
- CF's North American system has capacity of over 1.2 million tons each for both ammonia and UAN
- CF is also the largest industrial gas purchaser in the UK, accounting for ~1% of domestic gas consumption

CF
31

Significant annual investment needed to meet average nitrogen demand growth over last 15 years



Total Nitrogen Consumption 2000-2015
(Million Nutrient Tonnes)
180
160
140
120
100
80
60
40
20
0
2000
2003
2006
2009
2012
2015
Overall
15-yr CAGR=2.2%
Industrial
15-yr CAGR
=3.0%
Rest of World
Latin America
Europe
North America
Other Asia
India
China
Agricultural
15-yr CAGR
=2.0%

Demand growth requires:

- Additional 3 million nutrient tonnes each year
- Incremental ~3.7 million tonnes of new ammonia capacity annually
  - Equivalent to ~6.6 million tonnes of incremental urea capacity)
  - Equivalent to 5 world scale ammonia/urea plants
- **Investment of $9-14 billion in capital expenditures to meet annual demand growth***

Sources: Fertecon, IFA, AAPFCO, Fertilizers Europe, ANDA, CF Industries
*Note: *Assumes capex requirements consistent with recent North American, Middle East, and African plants*

CF
32

0 20 40 60 80 100% NH3 Urea UAN AN 7,150 2,300 850 850 2,350 7,400 CF Agrium PCS 1,550 Koch 2,050 IPL OCI LSB 550 Yara 550 Others Imports 28% 29% 9% 6% 8% 2% 2% 8% North American Supply Share (incl. Imports) 33 2017 North America Nitrogen Landscape (‘000 short nutrient tons) After all North American capacity additions, region continues to be import-dependent 33 Note: Assumes demand growth between 2015 and 2017 is offset by exports of domestic production. Source: CF Industries, IFDC, USDOC and TFI CF Industries Agrium PCS Koch Others Imports Other 4% 15% 4% 33

34 ~40% of final estimated expansion project capital was spent by end of 2014 $/short ton Major equipment ordered Construction contractors selected Necessary permits received Site clearing and piling under way Most major equipment on site Piling completed, concrete work under way Steel erection under way Check estimate based on 80% of engineering complete Engineering complete DV Urea plant mechanically complete and commissioned DV UAN plant mechanically complete DV UAN Plant commissioned DV NH3 plant mechanically complete and commissioned Port Neal NH3 and Urea plants mechanically complete Port Neal NH3 and Urea plants scheduled to be commissioned Q4 2016 Q4: Project approved by Board of Directors EP contract negotiated with UHDE Milestones 0.9 2.1 4.1 5.2 Expansion projects capital expenditure by year vs. US Gulf urea price $US billions 0.9 1.2 2.0 1.1 5.2 0 100 200 300 400 500 600 0 1 2 3 4 5 6 2012 2013 2014 2015 2016 Cumulative

35 Sources for slide 13 Fertilizer Project Annual Capacity (000 st) Initial Cost ($M) Updated Cost ($M) Sources K+S Legacy 2,205 $3,250 $4,100 Initial est.: http://www.k-plus-s.com/en/news/presseinformationen/2011/presse-111129.html Update: http://www.k-plus-s.com/en/pdf/2016/quartalsmitteilung_1-3.pdf Agrium Borger 672 $560 Initially $720 for project consisting of 672k st urea expansion and 160k st NH3 debottleneck - $160 NH3 cost (CF est. of $1,000/st on 160k st) Within 5% of $720 NH3 debottleneck removed from project scope Initial est: http://www.agrium.com/en/investors/news-releases/2014/agriums-board-approves-nitrogen-debottleneck-expansion Update: http://www.agrium.com/system/files/015-016_agrium_announces_second_quarter_results_0.pdf PCS New Brunswick 2,205 $1,600 $2,200 Initial est.: http://www.potashcorp.com/news/347/ Update: https://www.sec.gov/Archives/edgar/data/855931/000119312515363607/d69110d10q.htm Agrium Vanscoy 1,102 $1,500 $2,300 Initial est.: https://www.agrium.com/en/investors/news-releases/2011/agriums-board-approves-substantial-potash-expansion Update: https://www.agrium.com/system/files/agrium_2014_annualreport.pdf PCS Geismar 551 $158 $260 Initial est.: http://www.potashcorp.com/news/1125/ Update: https://www.sec.gov/Archives/edgar/data/855931/000119312513186395/d519895d10q.htm LSB El Dorado 385 $275 $510 Initial est.: http://investors.lsbindustries.com/phoenix.zhtml?c=114410&p=irol-newsArticle&ID=1847715 Update: https://www.sec.gov/Archives/edgar/data/60714/000156459016017698/lxu-10q_20160331.htm OCI Wever 849 $1,300 $2,765 1H13 Update: $1,800 + OCL pleased with US performance, except for loss on Wever plant, total OCL US segment loss $615 EBITDA + $150 settlement between OCI and OCL and $200 completion agreement between OCI and IFCo Initial est.: http://bloximages.chicago2.vip.townnews.com/qctimes.com/content/tncms/assets/v3/editorial/f/ff/fff1b7ba-d15f-11e1-a538-0019bb2963f4/500796e66b57d.pdf.pdf 1H13 Update: http://www.oci.nl/investor-relations/news/2013/08/29/h1-2013-results/, $615 M loss from OCL US Segment: http://www.orascom.com/media/cms_page_media/47/OCL%20Annual%20Report%202015_fJMLxd5.pdf Settlement and loss agreement: http://www.orascom.com/media/cms_page_media/47/H1%202016%20Reviewed%20Financial%20Statements_vYCDwYc.pdf

36 Location Source 2015 2016F 2017F Henry Hub NYMEX 2.63 2.51 3.07 TTF ICE 6.42 4.53 5.47 WEU-Russia Oil Index 7.30 4.43 5.37 Brent Crude NYMEX 54 44 55 Thermal SX Coal / 49 47 53 Anthracite Powder Woodmac 83 67 71 Anthracite 124 111 109 RMB/USD Bloomberg 6.28 6.62 6.85 USD/EUR Bloomberg 1.11 1.11 1.10 USD/GBP Bloomberg 1.53 1.36 1.28 Annual Average Energy Cost - Actual and Forecast Gas Prices ($/Mmbtu) Exchange Rates China Coal ($/tonne) Oil ($/Bbl) 2017 cost curve assumptions 36